                                                  PRIVILEGED AND CONFIDENTIAL


                                   FIRST AMENDMENT
                                          TO
                             AGREEMENT AND PLAN OF MERGER


                                  MADE BY AND AMONG

                                TRAMMELL CROW COMPANY,
                              a Texas close corporation,

                                TRAMMELL CROW COMPANY,
                                a Delaware corporation

                                TCC MERGER SUB, INC.,
                               a Delaware corporation,

                            CROW FAMILY PARTNERSHIP, L.P.,

                                CFH TRADE-NAMES, L.P.,
                             a Texas limited partnership,

                                         and

                                 J. MCDONALD WILLIAMS




                                TO BE EFFECTIVE AS OF
                                  NOVEMBER 20, 1997

                                                  PRIVILEGED AND CONFIDENTIAL


                                   FIRST AMENDMENT
                           TO AGREEMENT AND PLAN OF MERGER

    THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of November 20, 1997, is made by and among Trammell Crow Company, a Texas close corporation ("Texas TCC"), Trammell Crow Company, a Delaware corporation ("Delaware TCC"), TCC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Delaware TCC ("Merger Sub"), Crow Family Partnership, L.P. ("Crow Family"), CFH TRADE-NAMES, L.P., a Texas limited partnership ("CFH"), and J. McDonald Williams. Texas TCC and Merger Sub are hereinafter collectively referred to as the "Constituent Corporations."

                               PRELIMINARY STATEMENTS

    A. Delaware TCC, Crow Family, J. McDonald Williams and the Constituent Corporations are parties (the "Parties") to an Agreement and Plan of Merger (the "Agreement") dated August 22, 1997, in which the Parties have outlined the manner in which Merger Sub will be merged with and into Texas TCC, with Texas TCC being the surviving corporation (the "Merger"). All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

    B. Exhibit F to the Agreement is a Form of Trade Name License Agreement (the "License Agreement") pursuant to which the owner of the Trademarks (as defined in the License Agreement), or its designee, is to grant Delaware TCC certain rights to use the Trademarks.

    C. Crow Family and CFH are parties to an Assignment of Trademarks and Tradenames Agreement (the "Tradenames Agreement") dated November ___, 1997, in which Crow Family, as the owner of the Trademarks, has assigned licensing rights in the Trademarks to CFH (the "Assignment").

    D. In order to reflect the effect that the Assignment will have on the transactions contemplated in the Agreement, the Parties have agreed to amend the Agreement in the manner described below.

                                      AGREEMENTS

    NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth hereinafter and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


    1. Section 4.2 shall be amended and restated in its entirety to read as follows:

                                                  PRIVILEGED AND CONFIDENTIAL


         4.2 STOCKHOLDERS AGREEMENT. Upon the terms and subject to the conditions set forth herein, Delaware TCC, Crow Family, CFH and J. McDonald Williams hereby covenant and agree with each other that at Closing they shall execute, deliver and enter into a Stockholders Agreement substantially in the form attached hereto as EXHIBIT C (the "Stockholders Agreement").

    2. Section 4.3 shall be amended and restated in its entirety to read as follows:

         4.3 CROW FAMILY TERMINATION AGREEMENT. Upon the terms and subject to the conditions set forth herein, Texas TCC, CFH and Crow Family hereby covenant and agree with each other that at the Closing they shall execute, deliver and enter into a Termination and Release Agreement substantially in the form attached hereto as EXHIBIT D (the "Crow Family Termination Agreement").

    3. Section 4.5 of the Agreement shall be amended and restated in its entirety to read as follow:

         4.5 MATTERS RELATING TO TRADE NAME LICENSE. CFH and Delaware TCC hereby covenant and agree with each other and with Texas TCC that, upon the terms and subject to the conditions set forth herein and pursuant to
    Section 351 of the Code, at the Closing and immediately prior to the Effective Time:

              (a) ISSUANCE OF TRADE NAME SHARES. Delaware TCC shall issue to CFH or its designee, and CFH or its designee shall acquire from Delaware TCC, the Trade Name Shares, free and clear of all liens, security interests, claims, rights of another and encumbrances of any kind or character. At the Closing, Delaware TCC shall deliver to CFH or its designee a share certificate representing the total number of Trade Name Shares to be acquired by CFH or such designee hereunder, executed by a duly-authorized officer of Delaware.

              (b) TRADE NAME LICENSE AGREEMENT. In consideration for the issuance of the Trade Name Shares at Closing, CFH hereby covenants and agrees with Delaware TCC and Texas TCC that at the Closing, CFH shall, or CFH shall cause its designee to, transfer certain intangible property to Delaware TCC by executing, delivering and entering into a Trade Name License Agreement with Delaware TCC in substantially the form attached hereto as EXHIBIT F (the "Trade Name License Agreement").

    4.   The name "Crow Family" at the beginning of the fourth line of Section
4.8 shall be deleted and the name "CFH" shall be substituted in its place.

    5. The form of Stockholders Agreement attached to this Amendment as EXHIBIT C, shall for all purposes be substituted as EXHIBIT C to the Agreement.

                                                  PRIVILEGED AND CONFIDENTIAL


    6. The form of Crow Family Termination Agreement attached to this Amendment as EXHIBIT D shall for all purposes be substituted as EXHIBIT D to the Agreement.

    7. The form of Trade Name License Agreement attached to this Amendment as EXHIBIT F shall for all purposes be substituted as EXHIBIT F to the Agreement.

    8. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

    9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES THEREOF.

    10. The section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

    11. Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect and are hereby in all respects ratified and confirmed by the parties hereto.



                 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                                                  PRIVILEGED AND CONFIDENTIAL


    IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto or by their duly-authorized officers on the date first hereinabove written.

                               TRAMMELL CROW COMPANY,
                               a Texas close corporation

                               By:     /s/ Richard Coe
                                  -------------------------------------
                               Name:   Richard Coe
                                    -----------------------------------
                               Title:  Executive Vice President
                                     ----------------------------------

                               TRAMMELL CROW COMPANY,
                               a Delaware corporation

                               By:    /s/ William P. Leiser
                                  -------------------------------------
                               Name:  William P. Leiser
                                    -----------------------------------
                               Title:
                                     ----------------------------------

                               TCC MERGER SUB, INC.,
                               a Delaware corporation

                               By:    /s/ William P. Leiser
                                  -------------------------------------
                               Name:  William P. Leiser
                                    -----------------------------------
                               Title:
                                     ----------------------------------

                               CROW FAMILY PARTNERSHIP, L.P.,
                               By:  Crow Family, Inc., its general partner

                               By:    /s/ M. Kevin Bryant
                                  -------------------------------------
                               Name:  M. Kevin Bryant
                                    -----------------------------------
                               Title: Vice President
                                     ----------------------------------

                               /s/ J. McDonald Williams
                               ----------------------------------------
                               J. MCDONALD WILLIAMS

                               CFH TRADE-NAMES, L.P.
                               a Texas limited partnership

                               By:    /s/ M. Kevin Bryant
                                  -------------------------------------
                               Name:  M. Kevin Bryant
                                    -----------------------------------
                               Title: Vice President
                                     ----------------------------------

                                                  PRIVILEGED AND CONFIDENTIAL


                                      EXHIBIT C

                                         FORM
                                          OF
                                STOCKHOLDERS AGREEMENT

                                                  PRIVILEGED AND CONFIDENTIAL


                                      EXHIBIT D

                                         FORM
                                          OF
                          CROW FAMILY TERMINATION AGREEMENT

                                                  PRIVILEGED AND CONFIDENTIAL


                                      EXHIBIT F

                                         FORM
                                          OF
                             TRADE NAME LICENSE AGREEMENT